Exhibit 4.3

SUPPLEMENTAL INDENTURE NO. 2

BETWEEN

AMERICAN ELECTRIC POWER COMPANY, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

DATED AS OF August 14, 2020

1.30% JUNIOR SUBORDINATED DEBENTURES DUE 2025

i

Exhibits

Exhibit A	Form of Debenture and the Trustee’s Certificate of Authentication
Exhibit B	Form of Put Notice

ii

SUPPLEMENTAL INDENTURE NO. 2

THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of August 14, 2020 (this “Supplemental Indenture No. 2”), is between AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, having its principal office at 1 Riverside Plaza, Columbus, Ohio 43215 (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee of the Securities established by this Supplemental Indenture No. 2, having a Corporate Trust Office at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602 (herein called the “Trustee”).

WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture (the “Base Indenture”), dated as of March 1, 2008 between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”);

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by this Supplemental Indenture No. 2 and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Base Indenture a new series of Securities and to appoint the Trustee as Trustee under the Base Indenture with respect to such Securities;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 2 and all requirements necessary to make this Supplemental Indenture No. 2 a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture No. 2 has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definition of Terms. For all purposes of this Supplemental Indenture No. 2, except as otherwise expressly provided or unless the context otherwise requires:

(a) the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture or, if not defined in the Base Indenture, in the Purchase Contract and Pledge Agreement;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture No. 2 unless otherwise stated;

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture No. 2 as a whole and not to any particular Article, Section or other subdivision;

(f) headings are for convenience of reference only and do not affect interpretation;

“Applicable Law” has the meaning set forth in Section 11.02.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York are generally authorized or required by law, regulation or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.

“Code” has the meaning set forth in Section 11.02.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business with respect to the Securities herein described shall be principally administered, which office at the date of original execution of this Supplemental Indenture No. 2 is located at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration.

“Coupon Rate” has the meaning set forth in Section 2.05.

“Deferral Period” means the period beginning on the Interest Payment Date for which the Company has elected to defer the Interest Payment in accordance with Section 4.01 and ending on the earlier of (a) the next Interest Payment Date on which all Deferred Interest (including compounded interest thereon) has been paid in full and (b)(i) the Purchase Contract Settlement Date, in the case of a Deferral Period that begins prior to the Purchase Contract Settlement Date, or (ii) the Stated Maturity, in the case of a Deferral Period that begins after the Purchase Contract Settlement Date.

“Deferred Interest” shall have the meaning set forth in Section 4.01.

“Equity Unit” shall have the meaning set forth in the Underwriting Agreement.

“Global Debenture” shall have the meaning set forth in Section 2.04.

“Holder” means (i) with respect to the Corporate Units or the Treasury Units, such term as defined in the Purchase Contract and Pledge Agreement and (ii) with respect to the Debentures, the Person in whose name at the time a particular Debenture is registered on the books of the Trustee kept for that purpose.

“Increased Principal Amount” shall have the meaning set forth in Section 2.09.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Debentures due on such Interest Payment Date.

“Interest Payment Date” shall have the meaning set forth in Section 2.05.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, August 14, 2020) to, but excluding, such Interest Payment Date.

“Debentures” shall have the meaning specified in Section 2.01.

“Original Issue Date” means August 14, 2020 or, in the case of Debentures issued in connection with any exercise by the underwriters of their option to purchase additional Corporate Units as set forth in the Underwriting Agreement, the date on which such Debentures are issued.

“Pledged Debenture” shall have the meaning set forth in Section 2.09.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of August 14, 2020 , between the Company and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, collateral agent, custodial agent and securities intermediary, as amended from time to time.

“Put Price” shall have the meaning specified in Section 9.05.

“Put Right” shall have the meaning set forth in Section 9.05.

“Reduced Principal Amount” shall have the meaning set forth in Section 2.09.

“Regular Record Date” means, with respect to any Interest Payment Date for the Debentures, the thirtieth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Debentures or Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Debentures will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

“Released Debenture” shall have the meaning set forth in Section 2.09.

“Remarketed Debentures” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of Debentures underlying the Pledged Applicable Ownership Interests in Debentures and the Separate Debentures, if any, subject to Remarketing as identified to the Remarketing Agent(s) by the Purchase Contract Agent and the Custodial Agent, respectively, in each case pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing Agent(s)” means the Remarketing Agent or Agents appointed by the Company, pursuant to the Remarketing Agreement.

“Reset Rate” shall have the meaning specified in Section 9.03(a).

“Stated Maturity” shall have the meaning specified in Section 2.02.

“Subjected Debenture” shall have the meaning specified in Section 2.09.

“Successor Person” shall have the meaning specified in Section 10.01.

“Underwriting Agreement” means the Underwriting Agreement, dated as of August 11, 2020, between the Company, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as representatives, for the sale of up to 17,000,000 of the Company’s Corporate Units.

The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 2.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.01 Designation and Principal Amount. There is hereby authorized a new series of Securities, to be designated the “1.30% Junior Subordinated Debentures due 2025,” (the “Debentures”) in the initial aggregate principal amount of $850,000,000, which amount shall be set forth in any written orders of the Company for the authentication and delivery of Debentures pursuant to Section 301 of the Base Indenture and Section 6.01 hereof. For the avoidance of doubt, no additional Debentures may be issued following the Original Issue Date, except as expressly set forth in the first sentence of this Section 2.01.

Section 2.02 Stated Maturity. The “Stated Maturity” of the Debentures is August 15, 2025. For the avoidance of doubt, with respect to the Debentures, the term “Stated Maturity” refers only to the date on which principal is due and payable as set forth in this Section 2.02.

Section 2.03 Form and Payment; Minimum Transfer Restriction.

(a) Except as provided in Section 2.04, the Debentures shall be issued in fully registered definitive form without coupons. All Debentures shall have identical terms. Debentures corresponding to Applicable Ownership Interests in Debentures that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent. Principal of the Debentures will be payable (subject to the last sentence of this Section 2.03(a)), the transfer of such Debentures will be registrable, and such Debentures will be exchangeable for Debentures of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided, however, that, except as otherwise provided in the form of Debenture attached hereto as Exhibit A, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates). Payments with respect to any Global Debenture or any Debenture corresponding to Applicable Ownership Interests in Debentures that are components of Corporate Units will be made by wire transfer to the Depository or in accordance with any other applicable procedures of the Depository.

(b) The Debentures shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Debentures underlying the Pledged Applicable Ownership Interests in Debentures in accordance with Section 3.15 of the Purchase Contract and Pledge Agreement, if any Holder or Beneficial Owner shall be entitled to receive Debentures in an aggregate principal amount that is not an integral multiple of $1,000, the Purchase Contract Agent may request, on behalf of such Holder or Beneficial Owner, that the Company issue Debentures in denominations of $50, or integral multiples thereof, in exchange for Debentures in denominations of $1,000 or integral multiples thereof. Section 302 of the Base Indenture shall not apply with respect to the Debentures, and any reference in the Base Indenture to such provision shall, for purposes of the Debentures, be deemed to refer instead to this Section 2.03(b).

Section 2.04 Exchange and Registration of Transfer of Debentures; Restrictions on Transfers; Depositary. Debentures corresponding to Applicable Ownership Interests in Debentures that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued in permanent global form (a “Global Debenture”), and if issued as one or more Global Debentures, the Depository shall be The Depository Trust Company or such other depository that is a clearing agency registered under Section 17A of the Exchange Act as any officer of the Company may from time to time designate. On the date on which the Debentures registered in the name of the Purchase Contract Agent pursuant to Section 2.03 are issued, the Company shall also issue one or more Global Debentures, registered in the name of the Depository or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the re-creation of Corporate Units or in any other case where the Collateral Agent releases Debentures underlying the Pledged Applicable Ownership Interests in Debentures, an appropriate annotation shall be made on the Schedule of Increases or Decreases in Debentures on the Global Debentures held by the Depository and on the Pledged Debenture (as defined below) held by the Collateral Agent. Except upon recreation of Corporate Units, Debentures represented by the Global Debentures will be exchangeable for Debentures in certificated form only (x) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Debentures or (B) has ceased to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository that is a clearing agency registered under Section 17A of the Exchange Act is not appointed by the Company within 90 days after such notice or cessation, or (y) upon the occurrence and during the continuance of an Event of Default or any other event that after notice or lapse of time, would constitute an Event of Default with respect to the Debentures and any beneficial owner of a Global Debenture requests that its beneficial interest be exchanged for a Debenture in certificated form; provided, subject to Section 2.03, that the Debentures in certificated form so issued in exchange for the Global Debentures shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Debenture to be exchanged. Except as provided above, owners of a beneficial interest in a Global Debenture will not be entitled to receive physical delivery of Debentures in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Any Global Debenture that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 2.04 shall be exchangeable for Debentures in certificated form registered in such names as the Depository shall direct.

Section 2.05 Interest.

(a) Subject to Article IV and Section 9.04, interest on the Debentures shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, subject to adjustment in accordance with Section 2.05(b), an “Interest Payment Date”), commencing November 15, 2020 and at maturity, whether Stated Maturity or otherwise, to the Person in whose name the relevant Debentures are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable at the Stated Maturity shall be paid to the Person to whom principal is payable. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. If any Interest Payment Date, the Stated Maturity or the date (if any) on which the Company is required to purchase the Debentures pursuant to Section 9.05 is not a Business Day, then the applicable payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue or be paid in respect of such delay. Section 113 of the Base Indenture is hereby superseded in its entirety, with respect to the Debentures, by the immediately preceding sentence.

(b) The Debentures will bear interest initially at the rate of 1.30% per year (the “Coupon Rate”) from and including August 14, 2020, to, but excluding, the date the principal amount thereof is paid or made available for payment, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the Debentures, the interest rate applicable to the Debentures may be reset by the Remarketing Agent(s) to the applicable Reset Rate with effect from the Remarketing Settlement Date, as set forth in Section 9.03. If the interest rate is so reset, the Debentures will bear interest at the applicable Reset Rate from, and including, the Remarketing Settlement Date to, but excluding, the date the principal amount thereof is paid or made available for payment. In the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, interest on Debentures will be payable semi-annually on February 15 and August 15 and, if the Debentures are remarketed as floating-rate notes, interest on the Debentures will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, or if any such date is not a Business Day, on the next following Business Day. If the Company remarkets the Debentures as floating-rate notes, without the consent of any Holder of Debentures, the Company may modify the Interest Payment Dates to provide that if any February 15, May 15, August 15 and November 15 is not a Business Day, the relevant Interest Payment Date shall be the immediately succeeding Business Day. If there is no Successful Remarketing, the interest rate will not be reset, the Interest Payment Dates shall remain the same and the Debentures shall continue to bear interest at the Coupon Rate. The Debentures shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case on and after the Remarketing Settlement Date the Debentures shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate. Section 307 of the Base Indenture shall not apply with respect to the Debentures, and any reference in the Base Indenture to such provision shall, for purposes of the Debentures, be deemed to refer instead to this Section 2.05.

Section 2.06 Events of Default.

Any Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Debentures; provided that the nonpayment of interest for so long as and to the extent that interest is permitted to be deferred pursuant to Article IV herein shall not be deemed to be a default in the payment of interest for the purposes of Article VIII of the Base Indenture and shall not otherwise be deemed an Event of Default with respect to the Debentures.

In addition, an Event of Default with respect to the Debentures will occur if the Company fails to pay the Put Price of any Debenture on the Purchase Contract Settlement Date after a Holder’s Put Right has been exercised pursuant to Section 9.05 (“Put Right Default”). For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the Holders of the Debentures, no breach by the Company of any covenant or obligation under the Base Indenture or the terms of the Debentures shall be an Event of Default except those that are specifically identified as an Event of Default under the Base Indenture (including, for the avoidance of doubt in Section 801(c) of the Base Indenture) or a Put Right Default.

Section 2.07 No Defeasance. Prior to the Purchase Contract Settlement Date, the provisions of Section 701 of the Base Indenture shall not apply to the Debentures.

Section 2.08 No Sinking Fund or Repayment at Option of the Holder. The Debentures shall not be subject to any sinking fund or analogous provision and, except in the case of the Put Right, shall not be repayable at the option of a Holder thereof prior to the Stated Maturity.

Section 2.09 Increase and Decrease in Pledged Debentures. In the event that any Debentures underlying Pledged Applicable Ownership Interests in Debentures with respect to any Corporate Units in global form are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Debenture”), such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Debenture held by the Collateral Agent (the “Pledged Debenture”) reflecting a reduction in the principal amount of such Pledged Debenture equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Debenture. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Debenture evidencing such Reduced Principal Amount to the Trustee at the telecopier number or address of the Trustee provided for notices to the Trustee Section 12.06 (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall increase the principal amount of a Global Debenture held by the Trustee in an amount equal to the Reduced Principal Amount by an endorsement made by the Trustee on such Global Debenture to reflect such increase. In the event that a Debenture is transferred to the Collateral Agent pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected Debenture”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Pledged Debenture held by the Collateral Agent reflecting an increase in the principal amount of such Pledged Debenture equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected Debenture. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Debenture evidencing such Increased Principal Amount to the Trustee at the telecopier number or address of the Trustee provided for notices to the Trustee in Section 12.06 (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall decrease the principal amount of the Global Debenture held by the Trustee in an amount equal to the Increased Principal Amount by an endorsement made by the Trustee on such Global Debenture to reflect such decrease.

Section 2.10 No Additional Amounts. The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

Section 2.11 Reserved.

Section 2.12 Reserved.

Section 2.13 Reserved.

Section 2.14 Reserved.

Section 2.15 Ranking; Subordination. For the avoidance of doubt, the Debentures shall rank on a parity with all Securities of other series issued under the Base Indenture, as well as the CAP Obligations.

ARTICLE III

RESERVED

ARTICLE IV

OPTION TO DEFER INTEREST PAYMENTS

Section 4.01 Option to Defer Interest Payments.

(a) The Company may elect at one or more times to defer payment of interest on the Debentures (such unpaid interest, the “Deferred Interest”) for one or more consecutive Interest Periods;

provided that the interest payable on the Purchase Contract Settlement Date or the Stated Maturity may not be deferred, and no Interest Payment may be deferred beyond the Purchase Contract Settlement Date, in the case of a Deferral Period that begins prior to the Purchase Contract Settlement Date, or the Stated Maturity, in the case of a Deferral Period that begins after the Purchase Contract Settlement Date. Furthermore, in the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, the Company shall have no right to defer the payment of interest on the Debentures. If all Deferred Interest has been paid (including compounded interest thereon) and the Company still has the right to defer the payment of interest, the Company may again defer Interest Payments subject to and in accordance with the terms of this Section 4.01.

(b) Deferred Interest on the Debentures will bear interest at the interest rate applicable to the Debentures, and subject to applicable law, such interest will be compounded on each Interest Payment Date to, but excluding, the Interest Payment Date on which such Deferred Interest is paid.

(c) If a Deferral Period is continuing with respect to the Debentures or the Company has given notice of a Deferral Period but such Deferral Period has not yet commenced, then until all Deferred Interest (including compounded interest thereon) has been paid, the Company will not:

(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its Capital Stock;

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of its debt securities ranking on a parity with, or ranking junior to, the Debentures (including debt securities of other series issued under the Base Indenture); or

(iii) make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Debentures.

(d) However, the foregoing provisions of Section 4.01(c) shall not prevent or restrict the Company from making:

(i) purchases, redemptions or other acquisitions of its Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its Capital Stock;

(ii) any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (c)(i) above as a result of a reclassification of its Capital Stock, or the exchange or conversion of all or a portion of one class or series of its Capital Stock for another class or series of its Capital Stock;

(iii) the purchase of fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of its Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(iv) dividends or distributions paid or made in its Capital Stock (or rights to acquire its Capital Stock), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of its Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(v) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(vi) payments on the Debentures, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case ranking on a parity with the Debentures, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, the Company will not be permitted under the Indenture to make interest payments on the Debentures in part; or

(vii) any payment of deferred interest or principal on, or repayment, redemption or repurchase of, securities ranking on a parity with or ranking junior to the Debentures that, if not made, would cause the Company to breach the terms of the instrument governing such parity or junior securities.

(e) In the event that the Company elects to defer any Interest Payment, the Company shall notify the Trustee and the Holders in writing of such election at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin a Deferral Period; provided, however, that the Company’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of a Deferral Period, unless such interest is paid within five Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.

(f) The Company may pay Deferred Interest (including compounded interest thereon) in cash on any scheduled Interest Payment Date occurring on or prior to (i) the Purchase Contract Settlement Date, in the case of a Deferral Period that begins prior to the Purchase Contract Settlement Date, or (ii) the Stated Maturity, in the case of a Deferral Period that begins after the Purchase Contract Settlement Date; provided that in order to end a Deferral Period on any scheduled Interest Payment Date other than the Purchase Contract Settlement Date or the Stated Maturity, the Company must deliver written notice thereof to Holders of the Debentures and the Trustee on or before the relevant Regular Record Date. Deferred Interest paid on any Interest Payment Date shall be payable to the Person in whose name the Debentures are registered at the close of business on the Regular Record Date next preceding such Interest Payment Date.

(g) In the event there is any Deferred Interest outstanding, the Company may not elect to conduct an Optional Remarketing.

(h) Notwithstanding anything to the contrary herein, in connection with any Successful Final Remarketing of the Debentures, all accrued and unpaid Deferred Interest (including compounded interest thereon), calculated to, but excluding, the Purchase Contract Settlement Date at the Coupon Rate, shall be paid to the Holders of Debentures (whether or not such Debentures were remarketed in such Remarketing), as of the applicable Regular Record Date, on the Purchase Contract Settlement Date in cash.

ARTICLE V

FORM OF DEBENTURE

Section 5.01 Form of Debenture. The Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

ARTICLE VI

ORIGINAL ISSUE OF DEBENTURES

Section 6.01 Original Issue of Debentures. Debentures in the initial aggregate principal amount of up to $850,000,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, executed by manual, electronic or facsimile signature by any Officer of the Company, without any further corporate action by the Company.

ARTICLE VII

RESERVED

ARTICLE VIII

SUPPLEMENTAL INDENTURE

Section 8.01 Supplemental Indenture without Consent of Holders. Without the consent of any Holders, the Company and the Trustee may from time to time, and at any time enter into an indenture or indentures supplemental hereto to amend the Indenture and the Debentures, in form satisfactory to the Trustee (which shall comply with the provisions of the Trust Indenture Act as then in effect), for any purpose set out in the Base Indenture and, in addition, for any one or more of the following purposes:

(a) following the Purchase Contract Settlement Date, to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Debentures pursuant to Section 701 of the Base Indenture, provided that any such action shall not adversely affect the interests of any Holder in any material respect;

(b) to modify Section 2.15 hereof in a manner not materially adverse to the rights of the Holders, it being understood that any modification of the terms of the Debentures permitted pursuant to Section 9.04 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the Debentures; or

(c) to amend the Debentures, the Base Indenture (insofar as it relates to the Debentures) and the Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary prospectus supplement dated August 11, 2020 for the Equity Units, as supplemented by any free writing prospectus used in connection with the offering of the Equity Units, under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Junior Subordinated Debentures.”

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 1202 of the Base Indenture.

Section 1201 of the Base Indenture shall apply, as amended, with respect to the Debentures, and any reference in the Base Indenture to such provision shall, for purposes of the Debentures, be deemed to refer to such provision as amended by this Section 8.01.

Section 8.02 Supplemental Indenture with Consent of Holders. With the consent of the Holders of not less than a majority in the principal amount of Debentures then outstanding (except as otherwise provided in Section 1202 of the Base Indenture), the Company, when authorized by a Resolution of the Company, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture No. 2 or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that, in addition to the restrictions set forth in the proviso contained in Section 1202 of the Base Indenture (which shall apply to this Section 8.02, mutatis mutandis), no supplemental indenture may without the consent of the Holders of each outstanding Debenture directly affected thereby: (i) modify the Put Right of Holders of the Debentures upon a Failed Remarketing in a manner materially adverse to the rights of the Holders, (ii) modify the Remarketing provisions of the Debentures in a manner materially adverse to the rights of the Holders or (iii) modify Section 2.15 hereof in a manner materially adverse to the rights of the Holders, it being understood that any modification of the terms of the Debentures permitted pursuant to Section 9.04 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the Debentures. Section 1202 of the Base Indenture shall apply, as amended, with respect to the Debentures, and any reference in the Base Indenture to such provision shall, for purposes of the Debentures, be deemed to refer to this Section 8.02.

ARTICLE IX

REMARKETING

Section 9.01 Remarketing Procedures.

(a) In the case of an Optional Remarketing, unless a Termination Event has occurred prior to the Optional Remarketing Period, or in the case of a Final Remarketing, unless a Successful Optional Remarketing or Termination Event has occurred prior to the Final Remarketing Period, the Company shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the Debentures as set forth under Section 9.02. The Company shall, no later than (a) in the case of an Optional Remarketing, five Business Days prior to the first day of the Optional Remarketing Period or (b) in the case of a Final Remarketing, seven days prior to the first day of the Final Remarketing Period, request that the Depository or its nominee notify the Beneficial Owners or Depository Participants holding Separate Debentures, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Debentures to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, as the case may be, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate Debentures if such Holder wishes to exercise its Put Right or by a Holder of Corporate Units if such Holder elects not to exercise its Put Right.

(b) At any time after notice is given by the Company in accordance with Section 9.01(a), other than during a Blackout Period, each Holder of Separate Debentures may elect to have Separate Debentures held by such Holder remarketed in the applicable Remarketing for which notice was given. A Holder making such an election must notify the Custodial Agent and deliver such Separate Debentures to the Custodial Agent in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn, other than during a Blackout Period, by notifying the Custodial Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn in accordance with the immediately preceding sentence will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, by 4:00 p.m., New York City time on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the aggregate principal amount of Separate Debentures surrendered for Remarketing. Pursuant and subject to Section 5.02 of the Purchase Contract and Pledge Agreement, Debentures that underlie Applicable Ownership Interests in Debentures included in Corporate Units will be deemed surrendered for Remarketing (unless in the case of a final Remarketing, the Holder thereof has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.

(c) The right of each Holder of Remarketed Debentures to have such Debentures remarketed on any Remarketing Date and sold on any Optional Remarketing Date or Final Remarketing Date, as the case may be, shall be subject to the conditions that (i)(A) the Remarketing Agent conducts any Optional Remarketing or (i)(B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement, (ii) a Termination Event has not occurred prior to the Optional Remarketing Date or Final Remarketing Date, as the case may be, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed Debentures at the Remarketing Price based on the Reset Rate and (iv) each condition precedent to settlement of the Remarketed Debentures set forth in the Remarketing Agreement is satisfied or waived.

(d) Neither the Trustee, the Company, nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon surrender of Debentures for remarketing.

Section 9.02 Remarketing.

(a) Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during an Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Debentures at the applicable Remarketing Price as provided in the Remarketing Agreement.

(b) In the case there is no Successful Optional Remarketing during the Optional Remarketing Period, either because the Remarketing Agent is unable to remarket the Debentures at the applicable Remarketing Price or because a condition precedent to the Remarketing has not been satisfied, and unless a Termination Event has occurred prior to such date, during the Final Remarketing Period, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Debentures at the applicable Remarketing Price as provided in the Remarketing Agreement. The Remarketing on any Remarketing Date will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone any Optional Remarketing for any reason in its sole and absolute discretion. The Company has the right to postpone the Final Remarketing in its sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.

Section 9.03 Reset Rate.

(a) In connection with each Remarketing, in order to remarket the Debentures, the Remarketing Agent, in consultation with the Company, may reset the interest rate on the Debentures either upward or downward, or if any Debentures are remarketed as floating-rate notes, may determine the index selected by the Company and the reset spread applicable to such Debentures (the new interest rate in the case of fixed-rate Debentures, and the index plus the reset spread, in the case of floating-rate notes, referred to as the “Reset Rate”), as provided in the Remarketing Agreement.

(b) Anything herein to the contrary notwithstanding, no Reset Rate shall in any event exceed the maximum rate permitted by applicable law.

(c) In the event of a Successful Remarketing, the interest rate for the Debentures may be reset on the Remarketing Settlement Date to the applicable Reset Rate as determined by the Remarketing Agent, in consultation with the Company, under the Remarketing Agreement, and the Company shall (1) notify the Trustee by an Officer’s Certificate delivered to the Trustee and (2) request the Depository to notify its Depository Participants holding Debentures, in each case, of the maturity date, the Reset Rate, the Interest Payment Dates and any other modified terms established for the Debentures during the Remarketing no later than 9:00 a.m. New York time on the Business Day following the date of such Successful Remarketing. Upon a Successful Remarketing, if the interest rate for the Debentures is reset, the Reset Rate shall apply to all outstanding Debentures, whether or not the Holders of all outstanding Debentures participated in such Remarketing.

(d) If a reset of the interest rate on the Debentures occurs pursuant to a Successful Optional Remarketing, the Reset Rate of the Debentures shall be the interest rate or reset spread determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the interest rate or reset spread the Debentures should bear in order for the Remarketing proceeds to equal at least 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Debentures Purchase Price (if any).

(e) If a reset of the interest rate on the Debentures occurs pursuant to a Successful Final Remarketing, the Reset Rate shall be the interest rate determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the rate the Debentures should bear in order for the Remarketing proceeds to equal at least 100% of the aggregate principal amount of Debentures to be remarketed.

(f) In the event of a Failed Final Remarketing, or if no Applicable Ownership Interests in Debentures are included in Corporate Units (or the Holder of each such Corporate Unit has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and none of the Holders of the Separate Debentures elect to have their Debentures remarketed in any Remarketing, the applicable interest rate on the Debentures will not be reset and will continue to be the Coupon Rate.

(g) If there is a Failed Remarketing, the Company shall cause a notice of the unsuccessful Remarketing to be published not later than 9:00 a.m., New York City time on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Section 9.04 Modification of Terms in Connection with a Successful Remarketing.

(a) In consultation with the Remarketing Agent and without the consent of any Holders of the Debentures, the Company may (but will not be required to) elect to, pursuant to Section 9.03, remarket any Debentures as fixed-rate notes or floating-rate notes and, in the case of floating-rate notes, provide that the interest rate on the Debentures shall be equal to an index selected by the Company plus the reset spread (as determined by the Remarketing Agent), in consultation with the Company, in which case interest on the Debentures may be calculated on the basis of a 360 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate Debentures bearing interest at a rate based on such index rate).

(b) The modifications listed in Section 9.04(a) shall take effect only if the Remarketing is successful. All such modifications, without the consent of the Holders, shall be effective upon the earlier of the applicable Remarketing Settlement Date and the Purchase Contract Settlement Date and shall apply to all of the Debentures, regardless of whether the Debentures were included in the Remarketing; provided, however, that if the Company makes any such elections in connection with an Optional Remarketing and no Successful Remarketing occurs during the Optional Remarketing Period, such elections shall cease to apply and the Company may make new elections in connection with the Final Remarketing.

Section 9.05 Put Right.

(a) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, Holders of Debentures will, subject to this Section 9.05, have the right (the “Put Right”) to require the Company to purchase such Debentures for cash on the Purchase Contract Settlement Date, at a price per Debenture to be purchased equal to the principal amount of the applicable Debenture (the “Put Price”).

(b) The Put Right of a Holder of a Separate Debenture shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit B hereto (or, in the case of Global Debentures, in accordance with applicable procedures of the Depository), together with such Holder’s Separate Debentures, to the Trustee by such Holder at or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Put Right for a Holder of a Separate Debenture may be exercised with respect to all or a portion of such Holder’s Separate Debentures (so long as such portion is an integral multiple of $1,000 principal amount). Prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Debentures with respect to which a Holder has exercised a Put Right. In exchange for any Separate Debentures surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Debentures.

(c) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, the Put Right of Holders with respect to Debentures relating to Applicable Ownership Interests in Debentures included in Corporate Units will be deemed to be automatically exercised in accordance with Section 5.02(b) of the Purchase Contract and Pledge Agreement (unless any such Holder has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price).

(d) Debentures purchased pursuant to the Put Right shall be cancelled by the Trustee.

ARTICLE X

RESERVED

ARTICLE XI

TAX TREATMENT

Section 11.01 Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate Debenture, each Holder (or Beneficial Owner) will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (a) to treat each Beneficial Owner of a Corporate Unit as the owner, separately, of each of the applicable Purchase Contract and the applicable interests in the Collateral, including the Debentures underlying the Applicable Ownership Interest in Debentures constituting a part of such Corporate Unit, (b) to treat the Debentures as indebtedness that are contingent payment debt instruments (as that term is used in U.S. Treasury Regulations Section 1.1275-4), (c) to be bound by the Company’s determination of the comparable yield and projected payment schedule with respect to the Debentures, (d) with respect to Holders who purchase Corporate Units upon issuance, to allocate, as of the Original Issue Date, 100.0% of a Holder’s purchase price for a Corporate Unit to the Applicable Ownership Interests in Debentures and 0.0% to each Purchase Contract, which will establish each Holder’s initial tax basis in each Purchase Contract as $0.00 and each Holder’s initial tax basis in each Applicable Ownership Interest in Debentures as $50.00, and (e) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.

Section 11.02 FATCA. The Company agrees (i) to provide the Purchase Contract Agent and the Collateral Agent with such reasonable information as it has in its possession to enable the Contract Agent and the Collateral Agent to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Contract Agent and the Collateral Agent shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Contract Agent and the Collateral Agent shall not have any liability.

ARTICLE XII

THE TRUSTEE

Section 12.01 Appointment of Trustee. Pursuant to the Base Indenture and pursuant to this Supplemental Indenture No. 2, the Company hereby appoints the Trustee as Trustee under the Base Indenture with respect to the Debentures, and by execution hereof the Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Trustee under the Base Indenture shall be vested in the Trustee with respect to the Debentures and there shall continue to be vested in the Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee.

Section 12.02 Eligibility of Trustee. The Trustee hereby represents that it is qualified and eligible under Section 909 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Debentures under the Base Indenture and hereby accepts the appointment as such Trustee.

Section 12.03 Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints The Bank of New York Mellon Trust Company, N.A. as registrar and “Paying Agent” with respect to the Debentures.

Section 12.04 Concerning the Trustee. The Trustee does not assume any duties, responsibilities or liabilities by reason of this Supplemental Indenture No. 2 other than as set forth in the Base Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture.

Section 12.05 Patriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Supplemental Indenture No. 2 agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 12.06 Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, registrar or Paying Agent for the Debentures shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Trustee.

Section 12.07 Amendment to Section 903(l) of the Base Indenture. Section 903(l) of the Base Indenture is amended and restated in its entirety as follows:

“(l) in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.”

Section 12.08 Amendment to Section 1002 of the Base Indenture. Section 1002 of the Base Indenture is amended and restated in its entirety as follows:

“The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 in each calendar year with respect to the 12-month period ending on the next preceding May 15, commencing May 15, 2008. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on or delisted from any stock exchange.

The Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports that pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificates).”

Section 12.09 Amendment to Section 902 of the Base Indenture. Section 902 of the Base Indenture is amended and restated in its entirety as follows:

“The Trustee shall give notice of any default hereunder with respect to the Securities of any series to the Holders of such series, in the manner and to the extent required to do so by the Trust Indenture Act, within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Trustee has received written notice at its Corporate Trust Office specifying the series of Securities, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 801(c), no such notice to Holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Securities of such series.”

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Ratification of Indenture; Supplemental Indenture No. 2 Controls. The Base Indenture, as supplemented and (solely for purposes of the Debentures) amended by this Supplemental Indenture No. 2, is in all respects ratified and confirmed, and this Supplemental Indenture No. 2 shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture No. 2 shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith with respect to the Debentures only.

Section 13.02 Recitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 2. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable in respect of the Debentures and of this Supplemental Indenture No. 2 as fully and with like effect as if set forth herein in full.

Section 13.03 Amendment to Section 105 of the Base Indenture. Section 105 of the Base Indenture is amended by adding a new paragraph to the end of Section 105 to read as follows:

“The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.”

Section 13.04 Amendment to Section 112 of the Base Indenture. Section 112 of the Base Indenture is amended and restated in its entirety as follows:

“This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.

The Company agrees that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon this Indenture or the Securities may be instituted in any state or the federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and the Company irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture or any Security, including such actions, suits or proceedings relation to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.”

Section 13.05 Amendment to Section 115 of the Base Indenture. Section 115 of the Base Indenture is amended and restated in its entirety as follows:

“In no event shall the Trustee be responsible or liable, nor shall the Company be responsible or liable to the Trustee, for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics or epidemics, and interruptions, loss of malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Company, as the case may be, shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.”

Section 13.06 Separability. In case any one or more of the provisions contained in this Supplemental Indenture No. 2 or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 2 or of the Debentures, but this Supplemental Indenture No. 2 and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.07 Counterparts; Electronic Signatures. This Supplemental Indenture No. 2 may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture No. 2 or any document to be signed in connection with this Supplemental Indenture No. 2 shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signatures begin next page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed as of the date first above written.

AMERICAN ELECTRIC POWER COMPANY, INC.

By: /s/ Julie A. Sloat
Name: Julie A. Sloat
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

Signature Page

Supplemental Indenture No. 2

EXHIBIT A

FORM OF

1.30% JUNIOR SUBORDINATED DEBENTURE DUE 2025

[THIS DEBENTURE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS DEBENTURE MAY BE OBTAINED AT ANY TIME BEGINNING NO LATER THAN 10 DAYS AFTER THE DATE HEREOF BY WRITING TO: AMERICAN ELECTRIC POWER COMPANY, INC., 1 RIVERSIDE PLAZA, COLUMBUS, OHIO, 43215, ATTENTION: TREASURER.]*

[THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

THE DEBENTURES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN SUPPLEMENTAL INDENTURE NO. 2. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF DEBENTURES IN A DENOMINATION OF DEBENTURES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN SUPPLEMENTAL INDENTURE NO. 2. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH DEBENTURES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH DEBENTURES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH DEBENTURES.

*	Insert in Global Debentures.
*	Insert in Global Debentures.
*	Insert in Global Debentures.

AMERICAN ELECTRIC POWER COMPANY, INC.

[Up to]* $[•]

1.30% JUNIOR SUBORDINATED DEBENTURES DUE 2025

Dated: August 14, 2020

NUMBER [ ]	[CUSIP NO: 02557T AD1]**

Registered Holder:	[ISIN NO: US02557TAD19]**

AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the state of New York (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of [•] Dollars]*** [specified in the Schedule of Increases or Decreases in Debentures annexed hereto]* on August 15, 2025 (the “Stated Maturity”), and to pay (subject to deferral as set forth herein) interest thereon at the rate of 1.30% per annum, such interest to accrue from August 14, 2020, subject to any reset of such interest rate in connection with a Successful Remarketing, as described below. Subject to the Company’s right to defer interest payments as set forth in Supplemental Indenture No. 2 (as defined on the reverse hereof) and to changes in the interest payment dates as set forth in Supplemental Indenture No. 2 in connection with a Successful Remarketing, interest is payable quarterly in arrears on each February 15, May 15, August 15 and November 15, commencing on November 15, 2020 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. On and after the Purchase Contract Settlement Date or, if earlier, the Optional Remarketing Settlement Date, interest on this Debenture will be payable at the relevant Reset Rate or, if the interest rate has not been reset, at the Coupon Rate of 1.30% per year. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement. If Interest Payments are deferred or otherwise not paid, they will accrue and compound on each Interest Payment Date until paid at the annual rate of 1.30% per annum, to the extent permitted by applicable law.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Debenture is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Debenture (or any Debenture issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 307 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Debenture may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Debentures, will be the thirtieth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business

*	Insert in Global Debentures and Debentures included in Corporate Units in global form.
**	Insert in Global Debentures.
**	Insert in Global Debentures.
***	Insert in Debentures other than Global Debentures and Debentures included in Corporate Units in global form.
*	Insert in Global Debentures.

Day, the next preceding Business Day); provided that if any of the Debentures or the related Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Debentures will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

If an Interest Payment Date or the Stated Maturity of the Debentures or the date (if any) on which the Company is required to purchase the Debentures falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Debenture may be presented for payment of principal and interest at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York; provided, however, that at the option of the Company, interest on this Debenture may be paid by check mailed to the address of the Person entitled thereto, as the address shall appear on the Security Register, or by a wire transfer to an account designated by the Person entitled thereto. Payment of the principal and interest on this Debenture shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The indebtedness of the Company evidenced by this Debenture, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debenture, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the event of any inconsistency between the provisions of this Debenture and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

This Debenture shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually or electronically signed by an authorized signatory of the Trustee under the Indenture.

IN WITNESS WHEREOF, AMERICAN ELECTRIC POWER COMPANY, INC. has caused this instrument to be duly executed.

Dated:

AMERICAN ELECTRIC POWER COMPANY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

REVERSE OF DEBENTURE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued pursuant to the Junior Subordinated Indenture (the “Base Indenture”), dated as of March 1, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as supplemented and amended by Supplemental Indenture No. 2 dated as of August 14, 2020 by and between the Company and the Trustee (“Supplemental Indenture No. 2”, and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Debentures. This Security is one of the series designated on the face hereof (the “Debentures”) which is limited in aggregate principal amount to $850,000,000.

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Debentures shall be remarketed as provided in Supplemental Indenture No. 2. In connection with a Successful Remarketing, the Remarketing Agent, in consultation with the Company, may remarket the Debentures as fixed- or floating-rate Debentures and reset the interest rate of the Debentures. Furthermore, in connection with a Successful Remarketing, the Company will cease to have the ability to defer interest payments on the Debentures. Following any Successful Remarketing of the Debentures, if the Debentures are remarketed as fixed-rate notes, interest on the Debentures will be payable semi-annually on February 15 and August 15 of each year or, if the Debentures are remarketed as floating-rate notes, interest on the Debentures will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Pursuant to Supplemental Indenture No. 2, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of the Debentures will have the right to require the Company to purchase such Debentures for cash on the Purchase Contract Settlement Date at a price per Debenture to be purchased equal to the principal amount of the applicable Debenture.

The Debentures are not subject to the operation of any sinking fund and, except as set forth in Supplemental Indenture No. 2, are not repayable at the option of a Holder thereof prior to the Stated Maturity.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Prior to the Purchase Contract Settlement Date, the provisions of Section 701 of the Base Indenture shall not apply to the Debentures.

The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debentures outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures at the time outstanding, on behalf of the Holders of all outstanding Debentures, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Debentures, to waive on behalf of all of the Holders of Debentures, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

As provided in and subject to the provisions of the Indenture, no Holder of Debentures shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 812 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Debenture with every other taker and Holder and the Trustee, that no one or more Holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of Section 807 of the Base Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Debentures when, where and as the same shall become due and payable, all in accordance with the terms of the Debentures, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XIV of the Base Indenture of the holders of Senior Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Security Register upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Pursuant to Supplemental Indenture No. 2, Debentures corresponding to Applicable Ownership Interests in Debentures that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued as Global Debentures. Except upon recreation of Corporate Units and except as otherwise provided in the Indenture, Debentures represented by Global Debentures will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. Unless and until such Global Debentures are exchanged for Debentures in certificated form, Global Debentures may be transferred, in whole but not in part, and any payments on the Debentures shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

By acceptance of this Debenture or a beneficial interest in this Debenture, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Debenture as indebtedness that is a contingent payment debt instrument and to take other positions for such tax purposes as set forth in Supplemental Indenture No. 2.

Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Security Register of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS DEBENTURE

The initial principal amount of this Debenture is: $

Changes to Principal Amount of [Global] Debenture

Date	Principal Amount by which this Debenture is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Debenture	Signature of Authorized Officer of Trustee

EXHIBIT B

FORM OF PUT NOTICE

TO: American Electric Power Company, Inc.

The Bank of New York Mellon Trust Company, N.A.

Please refer to the Junior Subordinated Indenture (the “Base Indenture”), dated as of March 1, 2008 among American Electric Power Company, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as supplemented and amended by Supplemental Indenture No. 2 dated as of August 14, 2020 (“Supplemental Indenture No. 2” and, together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee of the Securities established thereby (herein called the “Trustee”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

The undersigned registered Holder of the Debenture designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Debenture or the portion thereof specified below (so long as such portion is in a principal amount of $1,000 or an integral multiple thereof), in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Debenture (or portion thereof). The Debenture (or portion thereof) shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.

Dated:
Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Signature Guarantee:

Debenture Certificate Number (if applicable):

Principal Amount:

Portion to be purchased if other than the Principal Amount set forth above:

Social Security or Other Taxpayer Identification Number:

DTC Account Number (if applicable):

Name of Account Party (if applicable):

B-1

PAYMENT INSTRUCTIONS: The purchase price of the Debenture should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s):
(Please Print)

Address:
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B-2